                                                                  EXHIBIT 10.1.1

                                 FIRST AMENDMENT
                                       TO
                1997 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                                       OF
                      TOTAL ENTERTAINMENT RESTAURANT CORP.



                  1. The first sentence of Paragraph 4 of the 1997 Incentive and Nonqualified Stock Option Plan of Total Entertainment Restaurant Corp. (the "Plan"), is hereby amended by replacing it with the following sentence.

                           Subject to adjustment as provided in Section 7 hereof, a total of 1.6 million (1,600,000) shares of common stock, $0.01 par value ("Stock") of the Company shall be subject to the Plan.

                  2. Except as modified by Paragraph 1 above, the Plan shall remain in full force and effect.

                  3. The foregoing First Amendment to the 1997 Incentive and Nonqualified Stock Option Plan of Total Entertainment Restaurant Corp. was duly adopted by the Board of Directors of Total Entertainment Restaurant Corp. (the "Company") on January 14, 1999, and approved by the Company's stockholders at the company's annual stockholder meeting on May 25, 1999.


                                           /s/ STEVEN M. JOHNSON
                                           -------------------------------------
                                           Steven M. Johnson, CEO